Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$534,013
Unrealized Gain (Loss) on Market Value of Commodity Futures	(2,951,533)
Dividend Income	86,870
Interest Income	179,865
Total Income (Loss)	$(2,150,785)

Expenses
General Partner Management Fees	$31,782
Professional Fees	13,546
Brokerage Commissions	620
Directors' Fees and insurance	1,700
License fees	795
Total Expenses	$48,443
Net Income (Loss)	$(2,199,228)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 5/1/24	$64,272,798
Net Income (Loss)	(2,199,228)

Net Asset Value End of Month	$62,073,570
Net Asset Value Per Share (1,600,000 Shares)	$38.80

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596